COMMERCIAL PROMISSORY NOTE

November 15, 2008

$6,000

FOR VALUE RECEIVED, Gateway Certifications, Inc. (the “Maker”), at 35 Meadow Street, Suite 308, Brooklyn, NY 11206, promises to pay to the order of Michael Belton (the “Holder”), at such place as the Holder may designate in writing, in lawful money of the United States of America, the principal sum of 6,000 00/100 Dollars ($6,000.00).  All capitalized terms used in this Note and not otherwise defined herein have the meanings set forth in that certain Credit Agreement dated as of even date herewith (the “Agreement”).

The following terms and provisions apply to this Note:

1.

Interest Rate.  Interest shall accrue on the principal amount of this note at a rate of Eight percent (8%) per annum.

2.

Payment Terms.  Maker shall pay to Holder all outstanding principal and accrued interest on the Maturity Date (defined below); provided, however, that at such time as the Maker receives one or more debt or equity investments at any time after the date first written above, the Maker shall pay to Holder the lessor of i) all outstanding principal and accrued interest of this Note at the time of any such investment; or ii) 8% of such investment(s) until the principal and interest have been paid in full.

3.

Maturity Date.  All outstanding principal and unpaid interest under this Note and all other amounts due and payable under this Note shall become automatically due and payable, without demand or notice, on June 30, 2013.

4.

Security and Guarantees.  This Note is not secured and there are no personal guarantees regarding this Note.

5.

Prepayment. This Note may be prepaid in whole or in part at any time, and from time to time, without penalty, but any prepayment shall not postpone any required payment hereunder.

6.

General Payment Terms.  All payments shall be made in lawful money of the United States.  Upon payment in full in accordance with this Note of all of the obligations, this Note shall be surrendered to the Maker for cancellation.  The Maker waives presentment, protest, presentation of the Note and any other condition precedent to payment to the Holder.  The Maker shall pay all amounts due free and clear of and without reduction or deduction for or on account of any present or future taxes, levies, charges, imports, duties, assessments, withholding or other governmental obligations.  The Note may be pledged, sold, hypothecated, or assigned by any assignee of the Holder without consent of the Maker. All payments shall be made by wire transfer or check on the due date to accounts as specified by the Holder or assignees of the Note.  Any wire transfer of funds shall not constitute payment until actually credited to such bank account of the Holder as the Holder may from time to time designate.

7.

Computations and Payments.  All payments of interest under this Note shall be computed on the basis of a 360-day year factor applied to the actual number of days elapsed.  If the date for a payment under this Note shall be a day that is not a business day, then for all purposes of this Note, the payment then due shall be made on the next business day, and such extension of time shall in each case be included in any computation of payments of interest.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges, then to the payment in full of accrued, unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

8.

Default.  The occurrence of any one or more of the following shall constitute a default (an “Event of Default”) under this Note:

(a)

Any representation or warranty made or deemed made by the Maker herein or  in any of the other Loan Documents (as defined in the Agreement), or in any certificate or report furnished by the Maker at any time to the Holder, shall prove to have been incorrect, incomplete or misleading in any material respect on or as of the date made or deemed made; or

(b)

The Maker shall fail to pay, when due, any principal of or interest on the Note, or to pay when due any other sum payable under the Agreement and the same is not paid within 3 days after written notice from Holder;  or

(c)

Any default by the Maker under any Indebtedness (as defined in the Agreement) or other obligation to the Holder which is not cured within any grace periods provided thereunder; or

(d)

The Maker shall default in any material respect in the performance of any agreement, covenant or obligation contained herein or in any of the other Loan Documents if the default continues for a period of 3 days after notice of default to the Maker by the Holder; or

(e)

Final judgment for the payment of money in an amount in excess of $10,000 shall be rendered against the Maker and the same shall remain undischarged for a period of 3 days, during which period execution shall not effectively be stayed, provided the Maker will have the right to contest in good faith by appropriate proceedings and provided the Maker shall have set aside on its books adequate reserves for payment of such money; or

(f)

The Maker defaults in the performance of its obligations with respect to any  Indebtedness in excess of $10,000 or as lessor or lessee under any lease of all or any material portion of its property, after the expiration of any applicable cure periods; or

(g)

The Maker shall cease to exist or to be qualified to do or transact business under the laws of its state of organization or in any places where such existence or qualification is necessary for Maker to conduct its business, or shall be dissolved or terminated or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets; or

(h)

The Maker shall (i) voluntarily terminate operations or apply for or consent to  the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Maker, or of all or of a substantial part of the assets of the Maker, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts,  (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

(i)

The Maker shall fail to promptly furnish to the Holder notice of a Default (as defined in the Agreement) or an Event of Default, within 3 days after any such Default or Event of

Default becomes known to the President or Chief Financial Officer of the Maker, whether or not notification to the Maker is furnished by the Holder.

9.

Late Charge.  Maker shall pay to Holder a late charge equal to 5% of any amount due hereunder that is not received by Holder within three (3) days of when such amount is due.  Maker agrees that it would be extremely difficult or impractical to determine Holder’s actual damages in the event of such late payment, that the amount specified above is a reasonable estimate of such damages and that such amount shall constitute liquidated damages for such late payment.  The foregoing provision shall not be construed to extend the due date for any amount required to be paid hereunder.  Holder shall have no obligation to accept any late payment not accompanied by such late charge.

10.

Remedies.  Upon the occurrence of an Event of Default and so long as the Event of Default shall continue unwaived by Holder, the Holder may, by written notice to the Maker, at the Holders’s option:

(a)

immediately terminate the commitment of the Holder to extend credit to the Maker under the Agreement; and/or

(b)

immediately declare the principal of, and  interest accrued on, this Note and all other amounts due and payable under this Note immediately due and payable without presentment, demand, protest or notice, whereupon the same shall become immediately due and payable.

The Holder may exercise any of its rights and remedies set forth herein.  The remedies of Holder shall be cumulative and concurrent, and may be pursued singly, successively, or together, at Holder’s sole discretion, and may be exercised as often as the occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

11.

Extensions.  Maker consents to any and all renewals and extensions in the time of payment hereof without in any way affecting the liability of Maker.  No extension of time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of Maker, either in whole or in part, unless Holder agrees otherwise in writing.

12.

Limit of Validity.  It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary herein, no such provision shall require the payment of or permit the collection of interest in excess of the maximum permitted by law to be collected from the Maker.  If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, herein then in such event (a) the provisions of this paragraph shall govern and control, (b) neither the Maker nor their successors or assigns or any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, and the same shall be construed as a mutual mistake of the parties, and (c) any such excess which may have been collected shall be, at the option of the Holder, either applied as a credit against the then unpaid Principal amount hereof or refunded to Maker.

13.

Collection Costs and Expenses.  Maker shall pay all costs, fees and expenses (including court costs and reasonable attorneys’ fees) incurred by Holder in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or a default hereunder.

14.

Notices.  All notices, requests, demands, and other communications with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by air courier or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses designated herein or such other address as the parties may designate to each other in writing.

15.

Amendments Only in Writing.  This Note or any provision hereof may be waived, changed, modified or discharged only by agreement in writing signed by Maker and Holder.

16.

Obligations Joint and Several.  The term “Maker” shall include each person and entity now or hereafter liable hereunder, whether as maker, principal, surety, guarantor, endorser or otherwise, each of whom shall be jointly, severally and primarily liable for all of the obligations set forth herein.

17.

Time of Essence.  TIME IS OF THE ESSENCE with respect to the performance by the Maker of each of their obligations hereunder.

18.

Choice of Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted, without regard to the principles of conflict of laws, in accordance with the laws of the State of New York where jurisdiction shall lie, and the venue for the resolution of any dispute arising hereof shall be in New York County, New York, New York.

19.

Severability.  If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Note shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Note a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its name by its duly authorized officer on the date first written above.

“MAKER”

GATEWAY CERTIFICATIONS, INC.

/s/ Lawrence Williams, Jr.

Lawrence Williams, Jr.

President & Treasurer

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